U.S. SECURITIES AND EXCHANGE COMMISSION
                                   Washington, D.C. 20549

                                         FORM S-8

               REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                                  URBANA.CA, INC.
           (Exact name of registrant as specified in its charter)

                Nevada                               88-0393257
       (State of Incorporation)               (I.R.S. Employer ID No.)

750 West Pender Street, Suite 804, Vancouver, British Columbia   V6C 2T8
     (Address of principal executive offices)                  (Zip Code)

                     Retainer Stock Plan for Non-Employee
                           Directors and Consultants
                           (Full title of the Plan)

               Brian F. Faulkner, A Professional Law Corporation,
         3900 Birch Street, Suite 113, Newport Beach, California 92660
                   (Name and address of agent for service)

                                 (949) 975-0544
      (Telephone number, including area code, of agent for service)


                    CALCULATION OF REGISTRATION FEE

Title of         Amount to be    Proposed    Proposed   Amount of
Securities       Registered      Maximum     Aggregate  Registration
to be                            Offering    Offering   Fee
Registered                       Price Per   Price
                                 Share (1)
Common
Stock              400,000       $0.001      $400     $0.10

(1)  This offering price per share is established under Rule
457(h)(1) pursuant to the deemed issuance price as set forth in the Retainer Stock Plan for Non-Employee Directors and Consultants, attached as Exhibit 4.1 to this Form S-8.

Part I

Information Required in the Section 10(a) Prospectus

Item 1.   Plan Information.

See Item 2 below.

Item 2.   Registrant Information And Employee Plan Annual Information.

The documents containing the information specified in Part I, Items 1 and 2, will be delivered to each of the participants in accordance with Form S-8 and Rule 428 promulgated under the Securities Act of 1933. The participants shall provided a written statement notifying them that upon written or oral request they will be provided, without charge, (i) the documents incorporated by reference in Item 3 of Part II of the registration statement, and
(ii) other documents required to be delivered pursuant to Rule
428(b). The statement will inform the participants that these documents are incorporated by reference in the Section 10(a) prospectus, and shall include the address (giving title or department) and telephone number to which the request is to be directed.

Part II.  Information Required In The Registration Statement

Item 3.  Incorporation Of Documents By Reference.

The following are hereby incorporated by reference:

(a) The Registrant's latest annual report on Form 10-KSB for the fiscal year ended December 31, 2000.

(b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Form 10-KSB referred to in (a) above.

(c) A description of the securities of the Registrant is contained in a Form SB-2/A filed on March 27, 2001.

All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the registration statement and to be part thereof from the date of filing of such documents.

Item 4.  Description Of Securities.

Not Applicable.

Item 5.  Interest Of Named Experts And Counsel.

No named expert or counsel was hired on a contingent basis, will receive a direct or indirect interest in the small business issuer, or was a promoter, underwriter, voting trustee, director, officer, or employee of the Registrant.

Item 6.  Indemnification Of Directors And Officers.

Limitation of Liability.

No director of the Registrant will have personal liability to the company or any of its stockholders for monetary damages for breach of fiduciary duty as a director or officers involving any act or omission of any such director or officer. The foregoing provision shall not eliminate or limit the liability of a director:

for any breach of the director's duty of loyalty to the Registrant or its stockholders;

for acts of omissions not in good faith or, which involve intentional misconduct or a knowing violation of law;

under applicable Sections of the Nevada Revised Statutes;

the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes; or

for any transaction from which the director derived an improper personal benefit.

Any repeal or modification of this Article by the stockholders of the Registrant shall be prospective only and shall not adversely affect any limitation on the personal liability of a director or officer of the Registrant for acts or omissions prior to such repeal or modification.

Indemnification.

The bylaws of the Registrant provide the following with respect to indemnification:

Every person who was or is a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or a person of whom he is the legal representative is or was a director or officer of the Registrant or is or was a director or officer of the Registrant or is or was serving at the request of the Registrant or for its benefit as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the General Corporation Law of the State of Nevada from time to time against all expenses, liability and loss (including attorneys' fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connection therewith. The expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the Registrant as they are incurred and in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the Registrant. Such right of indemnification shall be a contract right which may be enforced in any manner desired by such person. Such right of indemnification shall not be exclusive of any other right which such directors, officers or representatives may have or hereafter acquire and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any bylaw, agreement, vote of stockholders, provision of law or otherwise, as well as their rights under this Article.

The board of directors may cause the Registrant to purchase and maintain insurance on behalf of any person who is or who was a director or officer of the Registrant, or is or was serving at the request of the Registrant as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the Registrant would have the power to indemnify such person.

The board of directors may from time to time adopt further
Bylaws with respect to indemnification and may amend these and such Bylaws to provide at all times the fullest indemnification permitted by the Nevada Revised Statutes.

NRS 78.7502 Discretionary and mandatory indemnification of officers, directors, employees and agents: General provisions.

A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

NRS 78.751 Authorization required for discretionary indemnification; advancement of expenses; limitation on indemnification and advancement of expenses.

Any discretionary indemnification under NRS 78.7502 unless ordered by a court or advanced pursuant to subsection 2, may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

By the stockholders;

By the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

If a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or

If a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

The articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

The indemnification and advancement of expenses authorized in NRS 78.7502 or ordered by a court pursuant to this section:

Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to or for the advancement of expenses made pursuant to subsection 2, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

NRS 78.752 Insurance and other financial arrangements against liability of directors, officers, employees and agents.

A corporation may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the corporation has the authority to indemnify him against such liability and expenses.

The other financial arrangements made by the corporation pursuant to subsection 1 may include the following:

The creation of a trust fund.

The establishment of a program of self-insurance.

The securing of its obligation of indemnification by granting a security interest or other lien on any assets of the corporation.

The establishment of a letter of credit, guaranty or surety.

No financial arrangement made pursuant to this subsection may provide protection for a person adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable for intentional misconduct, fraud or a knowing violation of law, except with respect to the advancement of expenses or indemnification ordered by a court.

Any insurance or other financial arrangement made on behalf of a person pursuant to this section may be provided by the corporation or any other person approved by the board of directors, even if all or part of the other person's stock or other securities is owned by the corporation.

In the absence of fraud:

The decision of the board of directors as to the propriety of the terms and conditions of any insurance or other financial arrangement made pursuant to this section and the choice of the person to provide the insurance or other financial arrangement is conclusive; and

The insurance or other financial arrangement:

Is not void or voidable; and

Does not subject any director approving it to personal liability for his action, even if a director approving the insurance or other financial arrangement is a beneficiary of the insurance or other financial arrangement.

A corporation or its subsidiary which provides self-insurance for itself or for another affiliated corporation pursuant to this section is not subject to the provisions of Title 57 of NRS.

Item 7.  Exemption From Registration Claimed.

Not Applicable

Item 8.  Exhibits.

The Exhibits required by Item 601 of Regulation S-B, and an index thereto, are attached.

Item 9.  Undertakings.

The undersigned registrant hereby undertakes:

(a) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e) To deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information
(h) That insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorize, in the City of Cambridge, Province of Ontario, on June 1, 2001.

                                            Urbana.ca, Inc.
                                            By:  /s/ David M. Groves
                                            David M. Groves, President

                       Special Power of Attorney

The undersigned constitute and appoint David M. Groves their true and lawful attorney-in-fact and agent with full power of substitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments, including post-
effective amendments, to this Form   S-8 Registration Statement,
and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting such attorney-in-fact the full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorney-in-fact may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated:

Signature                    Title                              Date

/s/ David M. Groves          President/Chief Executive          June 1, 2001
David M. Groves              Officer/Director

/s/  Greg Alexanian          Director                           June 1, 2001
Greg Alexanian

/s/  Robert S. Tyson         Vice President/Secretary/Treasurer June 1, 2001
Robert S. Tyson              (principal financial and
                             accounting officer)/Director

/s/  Rick Whittaker          Vice President, Business           June 1, 2001
Rick Whittaker               Development/Director

                                  EXHIBIT INDEX

Number                             Exhibit Description

4.1     Retainer Stock Plan for Non-Employee Directors and
        Consultants (incorporated by reference to Exhibit 4.1 of the Form S-8 filed on February 24, 2000).

4.2     Consulting Agreement between the Registrant and Jacob
        Angrest, dated March 29, 2001 (see below).

4.3     Media Consulting Contract between the Registrant and
        Loretta Paul, doing business as Gruntwerk Media
        Enterprises, dated April 2, 2001 (see below).

5       Opinion Re: Legality (see below).

23.1    Consent of Accountant (see below).

23.2    Consent of Counsel (see below).

                                   EX-4.2

                            CONSULTING AGREEMENT


This Consulting Agreement (the "Agreement") is made this 29th day of March, 2001.

BETWEEN Jacob Angrest, (the "Consultant") of 2063 Mill Avenue,
Brooklyn, New York, 11234

                                     AND

Urbana.ca, Inc. (the "Company") a Nevada Corporation with offices located at 750 West Pender Street, Suite 804, Vancouver,
BC, Canada, V6C-2T8.

WHEREAS the Consultant possesses certain expertise and ability to oversee the development of certain software applications required by the Company as an overlay feature to its LocalNet portals; and,

WHEREAS the Company requires the completion of certain software as described herein.

NOW THEREFORE the parties named herein agree to retain the Consultant to complete the overlay feature software under the terms and conditions described herein.

                                    TERMS

1. Deliverables

Within the time of completion as described herein, the Consultant shall complete and deliver all source codes, access codes, encryption codes and access to version .1.0 of the Portal Overlay software to be used exclusively by the Company as a user feature of its LocalNet Portals. Furthermore, the software shall be tested by Urbana technicians prior to acceptance.

2. Term of Engagement

This agreement shall be effective from the date first written above for a period of 120 days and shall be cancelable by either party on 30 days written notice.

3. Effect of Termination

In the event of termination by either party, all work product completed to the date of notice shall be deliverable to the Company. All work product and underlying code(s) are the property of the Company.

4. Retainer and Expenses

Consultant agrees to accept a retainer and payment for all deliverables and expenses of 150,000 common shares in the capital of the Company. Said shares shall be unrestricted and be validly issued as fully paid. The shares shall be issued to Jacob Angrest and delivered to the address of the Consultant as it appears above.

5. Conditions and Effective Date

This agreement shall not take effect and Consultant shall have no obligations under this Agreement until such time as the shares issued in consideration of performance of this Agreement are issued and registered.

6. Assignment

This Agreement may not be assigned by either party without the written consent of the other party. Such consent shall not be unreasonably withheld.

7. Jurisdiction

Any disputes arising from this Agreement shall be settled under the laws of the State of Nevada.

8. Entire Agreement

This contract represents the entire agreement between the parties named herein. It is acknowledged by both parties that they may be required to enter into certain agreements or file disclosure documents with the SEC in the course of registering the shares described herein.

IN WITNESS WHEREOF, this contract is entered into as of the day first written above.

URBANA.CA, INC.                                   CLIENT


By: /s/  David M. Groves                          /s/  Jacob Angrest
David M. Groves                                   Jacob Angrest
Title: President/CEO

                                       EX-4.3

                           MEDIA CONSULTING CONTRACT


This Media Consulting Contract (the "Contract") is made this 2nd day of April, 2001 by and between Urbana.ca, Inc., a Nevada corporation (the "Client"), with offices located at 750 - West Pender Street, Suite 804, Vancouver, BC, Canada, V6C-2T8, and Loretta Paul (the "Consultant"), d.b.a. Gruntwerk Media Enterprises, a sole proprietorship with offices at 5800 Andrews Road, Suite 115, Richmond, BC, V7E-6M2.

In consideration of the mutual promises of the parties hereto, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.  Conditions and Effective Date

This Contract shall not take effect, and consultant shall have no obligation to provide services as described herein, until client pays the retainer set forth below and returns a signed copy of this Contract, however, the effective date shall be retroactive to the date Consultant first provides services.

2.  Scope of Duties

Client herby hires Consultant to provide media related consulting services in connection with the operations of its business plan as it pertains to the ergonomic design, imaging, media exposure and sale of the Company's "set-top box" product line as well as design and artistic rendering of content pages on the Company's LocalNet Portals. Consultant also agrees to provide same general services for any peripheral products developed or marketed by the Client. Such services shall also provide advertising liaison from time to time as required.

3.  Term of Engagement and Termination

The term of engagement shall be for one (1) year from the effective date and may be terminated by either party on 30 days written notice.

4.  Retainer and Expenses

Consultant agrees to accept a retainer of 250,000 shares in the capital of the Client. Said shares shall be validly issued as fully paid and unrestricted Common Shares. The shares shall also be full compensation to the Consultant for all expenses incurred by the Consultant in performance of this Contract. The shares shall be issued to Loretta Paul and be delivered forthwith to the Consultant's address as appears above.

5.  Assignment

This Contract may not be assigned by either party without the written consent of the other party wherein such consent shall not be unreasonable withheld.

6.  Entire Agreement

This Contract represents the entire agreement between the parties hereto. It is acknowledged by both parties that they may be required to enter into certain agreements or file documents with the SEC in the course of registering the shares described herein.

IN WITNESS WHEREOF, the parties have caused this Contract to be executed and delivered as of the date first written above.

CLIENT:                                      CONSULTANT:

Urbana.ca, Inc                               Loretta Paul
d.b.a. Gruntwerk Media
Enterprises


By: /s/  David M. Groves                    /s/  Loretta Paul
David M. Groves, President                  Loretta Paul

                                   EX-5

                          OPINION RE: LEGALITY

                              Brian F. Faulkner
                        A Professional Law Corporation
                        3900 Birch Street, Suite 113
                       Newport Beach, California 92660
                              (949) 975-0544


                               May 25, 2001


U.S. Securities and Exchange Commission
Division of Corporation Finance
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:  Urbana.ca, Inc. - Form S-8

Dear Sir/Madame:

I have acted as counsel to Urbana.ca, Inc., a Nevada corporation ("Company"), in connection with its Registration Statement on Form S-8 relating to the registration of 400,000 shares of its common stock ("Shares"), $0.001 par value per Share. The Shares are issuable pursuant to the Company's Retainer Stock Plan for Non-Employee Directors and Consultants.

In my representation I have examined such documents, corporate records, and other instruments as we have deemed necessary or appropriate for purposes of this opinion, including, but not limited to, the Articles of Incorporation, and all amendments thereto, and Bylaws of the Company.
Based upon and in reliance on the foregoing, and subject to the qualifications and assumptions set forth below, it is my opinion that the Company is duly organized and validly existing as a corporation under the laws of the State of Nevada, and that the Shares, when issued and sold, will be validly issued, fully paid, and non-assessable.

My opinion is limited by and subject to the following:

(a) In rendering my opinion I have assumed that, at the time of each issuance and sale of the Shares, the Company will be a corporation validly existing and in good standing under the laws of the State of Nevada.

(b) In my examination of all documents, certificates and records, I have assumed without investigation the authenticity and completeness of all documents submitted to me as originals, the conformity to the originals of all documents submitted to me as copies and the authenticity and completeness of the originals of all documents submitted to me as copies. I have also assumed the genuineness of all signatures, the legal capacity of natural persons, the authority of all persons executing documents on behalf of the parties thereto other than the Company, and the due authorization, execution and delivery of all documents by the parties thereto other than the Company. As to matters of fact material to this opinion, I have relied upon statements and representations of representatives of the Company and of public officials and have assumed the same to have been properly given and to be accurate.

(c) My opinion is based solely on and limited to the federal laws of the United States of America and the Nevada
Revised Statutes. I express no opinion as to the laws of any other jurisdiction.

Sincerely,


/s/  Brian F. Faulkner
Brian F. Faulkner, Esq.

                                   EX-23.1

                           CONSENT OF ACCOUNTANT

                              LaBonte & Co.
                         Chartered Accountants
                 1095 West Pender Street, Suite 1205
                 Vancouver, British Columbia V6E 2M6
                            (604) 682-2778


                                May 29, 2001


U.S. Securities and Exchange Commission
Division of Corporation Finance
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:  Urbana.ca, Inc. - Form S-8

Dear Sir/Madame:

As chartered accountants, we hereby consent to the inclusion or incorporation by reference in this Form S-8 Registration
Statement dated May 29, 2001, of the following:

Our report to the Stockholders and Directors dated March 7, 2001 for the fiscal years ended December 31, 2000 and 1999.

Our report dated March 31, 2000 to the Directors of Enersphere.com, Inc. for the period from September 28, 1999 to January 8, 2000.

Our report dated March 31, 2000 to the Directors of Urbana.ca
Enterprises Corp. for the period from May 1, 1999 to January 3, 2000.

Our report dated March 31, 2000 to the Directors of E-Bill
Direct Inc. for the period from May 27, 1999 to January 9, 2000.

In addition, we consent to all references to our firm included in this Registration Statement.

Sincerely,


/s/  LaBonte & Co.
LaBonte & Co.

                                        EX-23.2

                                  CONSENT OF COUNSEL

                                   Brian F. Faulkner
                           A Professional Law Corporation
                            3900 Birch Street, Suite 113
                           Newport Beach, California 92660
                                    (949) 975-0544


                                      May 25, 2001


U.S. Securities and Exchange Commission
Division of Corporation Finance
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:  Urbana.ca, Inc. - Form S-8

Dear Sir/Madame:

I have acted as counsel to Urbana.ca, Inc., a Nevada corporation ("Company"), in connection with its Registration Statement on Form S-8 relating to the registration of 400,000 shares of its common stock ("Shares"), $0.001 par value per Share. The Shares are issuable pursuant to the Company's Retainer Stock Plan for Non-Employee Directors and Consultants. I hereby consent to all references to my firm included in this Registration Statement, including the opinion of legality.

Sincerely,


/s/  Brian F. Faulkner
Brian F. Faulkner, Esq.